Exhibit 5.1

Ryan Sansom

+1 617 937 2335

rsansom@cooley.com

December 9, 2022

biote Corp.

1875 W. Walnut Hill Ln.

Suite 100

Irving, TX 75038

Ladies and Gentlemen:

We have acted as counsel to biote Corp., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission, including a prospectus included in the Registration Statement (the “Prospectus”), covering an underwritten public offering of 8,500,000 shares (the “Shares”) of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), of the Company consisting of (i) 7,953,258 shares (the “Exchange Shares”) of Class A Common Stock issuable upon the exchange of outstanding Class A common units representing limited liability company interests of BioTE Holdings, LLC (“Holdings”), combined with the cancellation of an equivalent number of shares of Class V common stock, par value $0.0001 per share (“Class V Common Stock”), of the Company, in each case in accordance with the certificate of incorporation of the Company and the limited liability company agreement of Holdings (including up to 1,037,381 Shares that may be sold pursuant to exercise of an option to purchase additional shares to be granted to the underwriters) and (ii) 546,742 shares (the “Outstanding Shares”) of currently outstanding Class A Common Stock, each to be sold by the selling stockholders identified in such Registration Statement (including up to 71,314 Shares that may be sold pursuant to exercise of an option to purchase additional shares to be granted to the underwriters).

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and the Prospectus, (b) the Company’s certificate of incorporation and bylaws, each as currently in effect and (c) originals or copies certified to our satisfaction of such opinions, records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, the accuracy, completeness and authenticity of certificates of public officials and the due authorization, execution and delivery of all documents by all persons other than the Company where due authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware and the laws of the State of New York. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing, and in reliance thereon, and subject to the qualifications set forth herein, we are of the opinion that the (i) Exchange Shares will be validly issued, fully paid and nonassessable when issued upon the exchange of outstanding Class A common units representing limited liability company interests of Holdings, combined with the cancellation of an equivalent number of shares of Class V Common Stock, in each case in accordance with the certificate of incorporation of the Company and the limited liability company agreement of Holdings and (ii) the Outstanding Shares are validly issued, fully paid and nonassessable.

Cooley LLP    500 Boylston Street, 14th Floor    Boston, MA    02116-3736

t: (617) 937-2300    f: (617) 937-2400    cooley.com

biote Corp.

December 9, 2022

Page Two

Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

COOLEY LLP

By:	/s/ Ryan Sansom
Ryan Sansom

Cooley LLP    500 Boylston Street, 14th Floor    Boston, MA    02116-3736

t: (617) 937-2300    f: (617) 937-2400    cooley.com